EXHIBIT 5.1
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097

                                                October 12, 2001

Ladenburg Thalmann Financial Services Inc.
590 Madison Avenue
34th Floor
New York, New York 10022

Dear Sirs:

         Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Ladenburg Thalmann Financial Services Inc. ("Company"), a Florida corporation, under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 47,028,073 shares of common stock, par value $.0001 per share ("Common Stock"), to be offered for resale by certain individuals and entities ("Selling Shareholders") of which 34,231,327 shares of Common Stock are issued and outstanding, having been sold to certain of the Selling Shareholders, 11,296,746 shares of Common Stock are issuable upon conversion of senior convertible promissory notes ("Notes") held by certain of the Selling Shareholders, 1,300,000 shares of Common Stock are issuable upon exercise of stock options ("Options") held by certain of the Selling Shareholders which have been granted by the Company under the Company's 1999 Performance Equity Plan (the "Plan") and 200,000 shares of Common Stock are issuable upon exercise of warrants ("Warrants") held by certain of the Selling Shareholders.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, it is our opinion that:

         1. The Common Stock issued and outstanding, held by certain of the Selling Shareholders was duly authorized and was legally issued, and is fully paid and nonassessable.

         2. The Common Stock to be issued by the Company upon conversion of the Notes have been duly authorized and, when issued in the manner provided in the Notes, will be legally issued, fully paid and nonassessable.

         3. The Common Stock to be issued by the Company upon exercise of the Options have been duly authorized and, when issued in the manner provided in the Plan and the individual instruments governing their issuance, will be legally issued, fully paid and nonassessable, although they may be subject to contractual restrictions established by the applicable Plan or instruments.

         4. The Common Stock to be issued by the Company upon exercise of the Warrants have been duly authorized and, when sold in the manner provided in the agreements governing the Warrants, will be legally issued, fully paid and nonassessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed



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on behalf of the Company by the Company's transfer agent and registered by the
Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Graubard Miller